Investors: Salli Schwartz +1.858.291.6421 ir@illumina.com

Media: David McAlpine +1.347.327.1336 PR@illumina.com

Illumina Reports Financial Results for Third Quarter of Fiscal Year 2022

•Revenue of $1.12 billion for Q3 2022, up 1% from Q3 2021, and up 3% on a constant currency basis
•GAAP diluted loss per share of $(24.26) for Q3 2022, compared to GAAP diluted earnings per share of $2.08 for Q3 2021; GAAP diluted loss per share for Q3 2022 includes goodwill impairment of $3.91 billion related to the GRAIL segment
•Non-GAAP diluted earnings per share of $0.34 for Q3 2022, compared to non-GAAP diluted earnings per share of $1.45 for Q3 2021
•Expect full year revenue for fiscal year 2022 to be flat to 1% higher compared to fiscal year 2021, primarily reflecting year-to-date growth in sequencing consumables revenue, largely offset by a fourth quarter decline in select research project sample volume; delayed purchases ahead of the upcoming availability of NovaSeq X and from customer inventory and capital management; and incremental foreign exchange headwinds
•Expect GAAP diluted loss per share of $(26.56) to $(26.41) for fiscal year 2022, which includes goodwill impairment of $3.91 billion related to the GRAIL segment
•Expect non-GAAP diluted earnings per share of $2.35 to $2.50 for fiscal year 2022

San Diego, November 3, 2022 /PRNewswire/ -- Illumina, Inc. (Nasdaq: ILMN) today announced its financial results for the third quarter of fiscal year 2022, which include consolidated financial results for GRAIL.

“Our third-quarter results were in line with our expectations, with traction across our portfolio offset by challenging macroeconomic dynamics that we expect will continue into 2023,” said Francis deSouza, Chief Executive Officer. “Customer response to our latest innovations has been very positive; we already have 50 NovaSeq X orders globally. As we close out 2022 and look toward 2023, we are focused on helping customers navigate the current environment and delivering these technologies to help customers reimagine what’s possible with genomics.”

Third quarter consolidated results

	GAAP		Non-GAAP (a)
Dollars in millions, except per share amounts	Q3 2022 (b)	Q3 2021	Q3 2022 (b)	Q3 2021
Revenue	$1,115	$1,108
Gross margin	64.3%	69.5%	68.4%	71.2%
Research and development (“R&D”) expense	$325	$436	$324	$240
Selling, general and administrative (“SG&A”) expense	$146	$879	$336	$288
Legal contingency and settlement	$(11)	$—	$—	$—
Goodwill impairment (c)	$3,914	$—	$—	$—
Operating (loss) profit	$(3,657)	$(545)	$102	$260
Operating margin	(327.9)%	(49.2)%	9.2%	23.5%
Net (loss) income	$(3,816)	$317	$54	$221
Diluted (loss) earnings per share	$(24.26)	$2.08	$0.34	$1.45

(a) See the tables included in “Results of Operations - Non-GAAP” section below for reconciliations of these GAAP and non-GAAP financial measures.

(b) Consolidated financial results for GRAIL are included in Q3 2022 and in Q3 2021 for the period after the acquisition on August 18, 2021.
(c) During the third quarter of 2022, the company recognized $3.91 billion in goodwill impairment related to the GRAIL segment, primarily due to the negative impact of current capital market conditions and higher discount rates, including a standalone risk premium, on the fair value calculation of the GRAIL segment.

Capital expenditures for free cash flow purposes were $67 million during the third quarter of 2022. Cash flow used in operations was $(52) million, which included a one-time payment related to the litigation settlement with BGI, compared to $(272) million in the prior year period, which included transaction expenses related to the GRAIL acquisition on August 18, 2021. Free cash flow (cash flow used in operations less capital expenditures) was $(119) million for the quarter, compared to $(324) million in the prior year. Depreciation and amortization expenses were $103 million during the third quarter of 2022. At the close of the quarter, the company held $1,041 million in cash, cash equivalents and short-term investments, compared to $1,339 million as of January 2, 2022.

Third quarter segment results
Following the acquisition of GRAIL on August 18, 2021, Illumina has two reportable segments, Core Illumina and GRAIL. GRAIL financial results are reflected for the period after the acquisition.

Core Illumina

	GAAP		Non-GAAP (a)
Dollars in millions	Q3 2022	Q3 2021	Q3 2022	Q3 2021
Revenue (b)	$1,110	$1,106
Gross margin	67.9%	70.7%	68.9%	71.3%
R&D expense	$253	$212	$252	$212
SG&A expense	$66	$365	$262	$266
Legal contingency and settlement	$(11)	$—	$—	$—
Operating profit	$445	$205	$251	$310
Operating margin	40.1%	18.5%	22.6%	28.0%

(a) See Table 3 included in “Results of Operations - Non-GAAP” section below for reconciliations of these GAAP and non-GAAP financial measures.
(b) Core Illumina revenue for Q3 2022 was flat from Q3 2021, and up 3% on a constant currency basis. Amount for Q3 2022 includes intercompany revenue of $5 million, which is eliminated in consolidation.

GRAIL

	GAAP		Non-GAAP (a)
In millions	Q3 2022	Q3 2021	Q3 2022	Q3 2021
Revenue	$10	$2
Gross (loss) profit	$(32)	$(11)	$1	$1
R&D expense	$74	$224	$74	$28
SG&A expense	$81	$514	$75	$22
Goodwill impairment	$3,914	$—	$—	$—
Operating loss	$(4,101)	$(750)	$(148)	$(50)

(a) See Table 3 included in “Results of Operations - Non-GAAP” section below for a reconciliation of these GAAP and non-GAAP financial measures.

Key announcements by Illumina since Illumina’s last earnings release
•Announced multiple breakthrough sequencing innovations at the inaugural Illumina Genomics Forum, including:
◦NovaSeq™X Series (NovaSeq X and NovaSeq X Plus), available in Q1 2023, enabling the highest levels of accuracy at immense scale, with the power to sequence more than 20,000 genomes per year
◦NovaSeq™ 6000Dx, available now as the first FDA-registered and CE-marked in vitro diagnostic (IVD) high-throughput sequencer
◦Illumina Complete Long-Reads, available in 2023, delivering a complete and accurate representation of the genome at the single molecule on both existing and new sequencing platforms
◦XLEAP-SBS™ Chemistry on the NextSeq 1000/2000 available in 2024
•Partnered with GenoScreen to expand global access to genomic testing for multi-drug resistant tuberculosis (TB) by combining Illumina sequencing products and the GenoScreen Deeplex® Myc-TB assay, a targeted next-generation sequencing (NGS) based test for rapid and extensive detection of anti-TB drug resistance
•Deepened strategic collaboration with AstraZeneca to accelerate drug target discovery based on human omics insights by combining strengths in artificial intelligence based genome interpretation and genomic analysis along with industry expertise
•Opened the first manufacturing site in China to enable localized production for NGS instruments and consumables
•Partnered with Minderoo Foundation to accelerate scientific understanding of marine systems using the power of high-throughput sequencing
•Introduced new research test for genitourinary pathogen and antimicrobial resistance identification that applies metagenomics to detect and quantify pathogens
•Hosted both Investor Day and ESG Investor Event in October with presentations from management on company strategic direction, key business areas, innovation roadmap developments and ESG strategy

A full list of recent Illumina announcements can be found in the company’s News Center.

Key announcements by GRAIL since Illumina’s last earnings release
•Expanded offering of Galleri® across the U.S. through partnerships with Carrum Health, to include Galleri® as part of its comprehensive cancer care to self-insured employers, and with Henry Ford Health, the first healthcare provider in Michigan to offer Galleri®
•Announced final results from the PATHFINDER multi-cancer early detection screening study at ESMO Congress 2022, demonstrating that adding multi-cancer early detection screening to standard care screening more than doubled the number of cancers detected
•Partnered with John Hancock, the first life insurance carrier to offer access to Galleri® to customers

A full list of recent GRAIL announcements can be found in GRAIL’s Newsroom.

Financial outlook and guidance
The non-GAAP financial guidance discussed below reflects certain pro forma adjustments to assist in analyzing and assessing our core operational performance, including our Core Illumina and GRAIL segments. Please see our Reconciliation of Consolidated Non-GAAP Financial Guidance included in this release for a reconciliation of these GAAP and non-GAAP financial measures.

For fiscal 2022, the company now expects consolidated revenue to be flat to 1% higher compared to fiscal year 2021. We now expect GAAP diluted loss per share of $(26.56) to $(26.41) and non-GAAP diluted earnings per share of $2.35 to $2.50. The GAAP and non-GAAP diluted (loss) earnings per share guidance ranges continue to assume that the R&D expense capitalization requirement implemented by the Tax Cuts and Jobs Act of 2017 will be repealed in the fourth quarter of 2022. If the R&D expense capitalization requirement is not repealed in 2022, the company’s tax expense will be negatively impacted.

Core Illumina revenue growth is now expected to be approximately flat from fiscal year 2021. GRAIL revenue is now expected to be in the range of $55 million to $65 million.

Conference call information
The conference call will begin at 2 p.m. Pacific Time (5 p.m. Eastern Time) on Thursday, November 3, 2022. Interested parties may access the live teleconference through the Investor Info section of Illumina’s website under the “Company” tab at www.illumina.com. Alternatively, individuals can access the call by dialing 866.409.1555 or +1.313.209.4906 outside North America, both using conference ID 7679670. To ensure timely connection, please dial in at least ten minutes before the scheduled start of the call.

A replay of the conference call will be posted on Illumina’s website after the event and will be available for at least 30 days following.

Statement regarding use of non-GAAP financial measures
The company reports non-GAAP results for diluted earnings per share, net income, gross margin, operating expenses, including research and development expense, selling general and administrative expense, legal contingencies and settlement, and goodwill impairment, operating income (loss), operating margin, gross profit, other income (expense), constant currency revenue growth, and free cash flow (on a consolidated and, as applicable, segment basis for our Core Illumina and GRAIL segments) in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The company’s financial measures under GAAP include substantial charges such as amortization of acquired intangible assets among others that are listed in the itemized reconciliations between GAAP and non-GAAP financial measures included in this press release, as well as the effects of currency translation. Management has excluded the effects of these items in non-GAAP measures to assist investors in analyzing and assessing past and future operating performance, including in the non-GAAP measures related to our Core Illumina and GRAIL segments. Additionally, non-GAAP net income and diluted earnings per share are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

Use of forward-looking statements
This release may contain forward-looking statements that involve risks and uncertainties. Among the important factors to which our business is subject that could cause actual results to differ materially from those in any forward-looking statements are: (i) the impact to our business and operating results of the COVID-19 pandemic; (ii) changes in the rate of growth in the markets we serve; (iii) the volume, timing and mix of customer orders among our products and services; (iv) our ability to adjust our operating expenses to align with our revenue expectations; (v) our ability to manufacture robust instrumentation and consumables; (vi) the success of products and services competitive with our own; (vii) challenges inherent in developing, manufacturing, and launching new products and services, including expanding or modifying manufacturing operations and reliance on third-party suppliers for critical components; (viii) the impact of recently launched or pre-announced products and services on existing products and services; (ix) our ability to further develop and commercialize our instruments, consumables, and products, including Galleri, the cancer screening test developed by GRAIL, to deploy new products, services, and applications, and to expand the markets for our technology platforms; (x) the risks and costs associated with the integration of, and our ability to integrate, GRAIL’s business successfully to achieve anticipated synergies, including the restrictions on integration during any hold separate period or any delay in integration following any hold separate period; (xi) the risk that disruptions from the consummation of our acquisition of GRAIL or any associated legal or regulatory proceedings, including any related appeals, or obligations will harm our business, including current plans and operations; (xii) potential adverse reactions or changes to business relationships resulting from the consummation of our acquisition of GRAIL; (xiii) the risk of incurring fines associated with the consummation of our acquisition of GRAIL and the possibility that we may be required to divest all or a portion of the assets or equity interests of GRAIL on terms that could be materially worse than the terms on which we acquired GRAIL; (xiv) our ability to obtain approval by third-party payors to reimburse patients for our products; (xv) our ability to obtain regulatory clearance for our products from government agencies; (xvi) our ability to successfully partner with other companies and organizations to develop new products, expand markets, and grow our business; (xvii) our ability to successfully identify and integrate acquired technologies, products, or businesses; (xviii) the application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments and (xix) legislative, regulatory and economic developments, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current quarter.

About Illumina
Illumina is improving human health by unlocking the power of the genome. Our focus on innovation has established us as a global leader in DNA sequencing and array-based technologies, serving customers in the research, clinical and applied markets. Our products are used for applications in the life sciences, oncology, reproductive health, agriculture and other emerging segments. To learn more, visit www.illumina.com and connect with us on Twitter, Facebook, LinkedIn, Instagram, and YouTube.

About GRAIL
GRAIL is a healthcare company whose mission is to detect cancer early, when it can be cured. GRAIL is focused on alleviating the global burden of cancer by developing pioneering technology to detect and identify multiple deadly cancer types early. The company is using the power of next-generation sequencing, population-scale clinical studies, and state-of-the-art computer science and data science to enhance the scientific understanding of cancer biology, and to develop its multi-cancer early detection blood test. GRAIL is headquartered in Menlo Park, CA with locations in Washington, D.C., North Carolina, and the United Kingdom. GRAIL, LLC, is a wholly-owned subsidiary of Illumina, which is currently being held and operated separately in order to comply with the interim measures order imposed by the European Commission during the pendency of its ongoing merger review. For more information, please visit www.grail.com.

# # #

Illumina, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	October 2, 2022	January 2, 2022
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$1,000	$1,232
Short-term investments	41	107
Accounts receivable, net	628	648
Inventory, net	559	431
Prepaid expenses and other current assets	259	295
Total current assets	2,487	2,713
Property and equipment, net	1,068	1,024
Operating lease right-of-use assets	680	672
Goodwill	3,238	7,113
Intangible assets, net	3,335	3,250
Other assets	448	445
Total assets	$11,256	$15,217

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$281	$332
Accrued liabilities	1,142	761
Term notes, current portion	499	—
Convertible senior notes, current portion	747	—
Total current liabilities	2,669	1,093
Operating lease liabilities	748	774
Term notes	495	993
Convertible senior notes	—	702
Other long-term liabilities	613	915
Stockholders’ equity	6,731	10,740
Total liabilities and stockholders’ equity	$11,256	$15,217

Illumina, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	October 2, 2022	October 3, 2021	October 2, 2022	October 3, 2021
Revenue:
Product revenue	$963	$978	$3,039	$2,903
Service and other revenue	152	130	462	424
Total revenue	1,115	1,108	3,501	3,327
Cost of revenue:
Cost of product revenue (a)	280	264	866	782
Cost of service and other revenue (a)	72	56	210	177
Amortization of acquired intangible assets	46	18	125	31
Total cost of revenue	398	338	1,201	990
Gross profit	717	770	2,300	2,337
Operating expense:
Research and development (a)	325	436	975	835
Selling, general and administrative (a)	146	879	865	1,666
Legal contingency and settlement	(11)	—	598	—
Goodwill impairment	3,914	—	3,914	—
Total operating expense	4,374	1,315	6,352	2,501
Loss from operations	(3,657)	(545)	(4,052)	(164)
Other (expense) income, net	(15)	965	(116)	962
(Loss) income before income taxes	(3,672)	420	(4,168)	798
Provision for income taxes	144	103	97	148
Net (loss) income	$(3,816)	$317	$(4,265)	$650
(Loss) earnings per share:
Basic	$(24.26)	$2.09	$(27.13)	$4.39
Diluted	$(24.26)	$2.08	$(27.13)	$4.36
Shares used in computing (loss) earnings per common share:
Basic	157	152	157	148
Diluted	157	153	157	149

(a) Includes stock-based compensation expense for stock-based awards:

	Three Months Ended		Nine Months Ended
	October 2, 2022	October 3, 2021	October 2, 2022	October 3, 2021
Cost of product revenue	$7	$7	$20	$22
Cost of service and other revenue	2	1	4	3
Research and development	37	193	112	243
Selling, general and administrative	37	496	130	576
Stock-based compensation expense before taxes	$83	$697	$266	$844

Illumina, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	October 2, 2022	October 3, 2021	October 2, 2022	October 3, 2021
Net cash (used in) provided by operating activities	$(52)	$(272)	$245	$263
Net cash used in investing activities	(250)	(2,448)	(489)	(1,069)
Net cash provided by (used in) financing activities	28	(394)	44	78
Effect of exchange rate changes on cash and cash equivalents	(15)	(2)	(32)	(2)
Net decrease in cash and cash equivalents	(289)	(3,116)	(232)	(730)
Cash and cash equivalents, beginning of period	1,289	4,196	1,232	1,810
Cash and cash equivalents, end of period	$1,000	$1,080	$1,000	$1,080

Calculation of free cash flow:
Net cash (used in) provided by operating activities	$(52)	$(272)	$245	$263
Purchases of property and equipment	(67)	(52)	(198)	(138)
Free cash flow (a)	$(119)	$(324)	$47	$125

(a) Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare us with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Illumina, Inc.
Results of Operations - Revenue by Segment
(Dollars in millions)
(unaudited)

	Three Months Ended
	October 2, 2022
	Q3 2022	Q3 2021	Growth %	2022 Currency Impact	2022 Constant Currency Revenues (a)	Constant Currency Growth % (a)
Core Illumina	$1,110	$1,106	—%	$27	$1,137	3%
GRAIL	10	2	400%	—	10	400%
Eliminations	(5)	—	100%	—	(5)	100%
Consolidated revenue	$1,115	$1,108	1%	$27	$1,142	3%

(a) Constant currency revenue growth, which is a non-GAAP financial measure, is calculated using comparative prior period foreign exchange rates to translate current period revenue, net of the effects of hedges.

Illumina, Inc.
Results of Operations - Non-GAAP
(In millions, except per share amounts)
(unaudited)

TABLE 1: CONSOLIDATED RECONCILIATION BETWEEN GAAP AND NON-GAAP DILUTED EARNINGS (LOSS) PER SHARE:

	Three Months Ended		Nine Months Ended
	October 2, 2022	October 3, 2021	October 2, 2022	October 3, 2021
GAAP (loss) earnings per share - diluted	$(24.26)	$2.08	$(27.13)	$4.36
Cost of revenue (b)	0.29	0.12	0.79	0.21
R&D expense (b)	0.01	1.28	0.01	1.32
SG&A expense (b)	(1.22)	3.86	(0.82)	5.94
Legal contingency and settlement (b)	(0.07)	—	3.81	—
Goodwill impairment (b)	24.89	—	24.89	—
Other expense (income), net (b)	0.04	(6.35)	0.53	(6.53)
GILTI and U.S. foreign tax credits (c)	0.19	—	0.38	—
Incremental non-GAAP tax benefit (expense) (d)	0.48	0.47	(0.48)	(0.05)
Income tax (benefit) provision (e)	—	(0.01)	0.03	(0.05)
Effect of dilutive shares (f)	(0.01)	—	(0.03)	—
Non-GAAP earnings per share - diluted (a)	$0.34	$1.45	$1.98	$5.20

GAAP diluted shares	157	153	157	149
Non-GAAP dilutive shares (g)	2	—	2	—
Non-GAAP diluted shares	159	153	159	149

TABLE 2: CONSOLIDATED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME (LOSS):

	Three Months Ended		Nine Months Ended
	October 2, 2022	October 3, 2021	October 2, 2022	October 3, 2021
GAAP net (loss) income	$(3,816)	$317	$(4,265)	$650
Cost of revenue (b)	46	18	124	32
R&D expense (b)	1	196	1	196
SG&A expense (b)	(191)	591	(129)	885
Legal contingency and settlement (b)	(11)	—	598	—
Goodwill impairment (b)	3,914	—	3,914	—
Other expense (income), net (b)	7	(971)	83	(973)
GILTI and U.S. foreign tax credits (c)	30	—	60	—
Incremental non-GAAP tax benefit (expense) (d)	74	71	(77)	(8)
Income tax (benefit) provision (e)	—	(1)	5	(7)
Non-GAAP net income (a)	54	221	314	775
Add: interest expense on convertible notes, net of tax (h)	1	—	1	—
Non-GAAP net income - for diluted earnings per share	$55	$221	$315	$775
All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not foot or recalculate using the rounded amounts provided.

(a) Non-GAAP net income and diluted earnings per share exclude the effects of the pro forma adjustments as detailed above. Non-GAAP net income and diluted earnings per share are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future operating performance.

(b) Refer to our Itemized Reconciliations between GAAP and Non-GAAP Results of Operations below for the components of these amounts.
(c) Amounts represent the impact of GRAIL pre-acquisition net operating losses on GILTI and the utilization of U.S. foreign tax credits.
(d) Incremental non-GAAP tax expense reflects the tax impact of the non-GAAP adjustments listed.
(e) Amounts represent the difference between book and tax accounting related to stock-based compensation cost.
(f) In loss periods, GAAP diluted loss per share excludes dilutive potential common shares as the effect of including these shares in the calculation is anti-dilutive. The amounts represent the impact of dilutive shares to non-GAAP diluted earnings per share, which is calculated using weighted-average shares, adjusted for dilutive potential shares that were assumed outstanding during Q3 2022 and YTD 2022.
(g) The amounts represent potentially dilutive shares from the 2023 Convertible Senior Notes and outstanding equity awards. The effect of including such shares in the calculation of non-GAAP diluted earnings per share is dilutive.
(h) Amounts represent interest expense on the 2023 Convertible Senior Notes, net of any income tax effects, which is added back to the numerator for purposes of the if-converted method used to calculate non-GAAP diluted earnings per share upon the adoption of ASU 2020-06, as it would have a dilutive effect on the calculation of non-GAAP diluted earnings per share.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in millions)
(unaudited)

TABLE 3: ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:

	Three Months Ended
	October 2, 2022
	Core Illumina		GRAIL	Eliminations	Consolidated
GAAP gross profit (loss) (b)	$753	67.9%	$(32)	$(4)	$717	64.3%
Amortization of acquired intangible assets	12	1.0%	33	—	46	4.1%
Non-GAAP gross profit (a)	$765	68.9%	$1	$(4)	$763	68.4%

GAAP R&D expense	$253	22.8%	$74	$(2)	$325	29.1%
Acquisition-related expenses (f)	(1)	(0.1)%	—	—	(1)	—
Non-GAAP R&D expense	$252	22.7%	$74	$(2)	$324	29.1%

GAAP SG&A expense	$66	5.9%	$81	$(1)	$146	13.1%
Amortization of acquired intangible assets	—	—	(1)	—	(1)	(0.1)%
Contingent consideration liabilities (e)	219	19.7%	—	—	219	19.6%
Acquisition-related expenses (f)	(23)	(2.1)%	(5)	—	(28)	(2.5)%
Non-GAAP SG&A expense	$262	23.6%	$75	$(1)	$336	30.1%

GAAP legal contingency and settlement	$(11)	(1.0)%	$—	$—	$(11)	(1.0)%
Legal contingency and settlement (d)	11	1.0%	—	—	11	1.0%
Non-GAAP legal contingency and settlement	$—	—	$—	$—	$—	—

GAAP goodwill impairment	$—	—	$3,914	$—	$3,914	351.0%
Goodwill impairment (o)	—	—	(3,914)	—	(3,914)	(351.0)%
Non-GAAP goodwill impairment	$—	—	$—	$—	$—	—

GAAP operating profit (loss)	$445	40.1%	$(4,101)	$(1)	$(3,657)	(327.9)%
Cost of revenue	12	1.0%	33	—	46	4.1%
R&D costs	1	0.1%	—	—	1	—
SG&A costs	(196)	(17.5)%	6	—	(191)	(17.0)%
Legal contingency and settlement	(11)	(1.0)%	—	—	(11)	(1.0)%
Goodwill impairment	—	—	3,914	—	3,914	351.0%
Non-GAAP operating profit (loss) (a)	$251	22.6%	$(148)	$(1)	$102	9.2%

GAAP other (expense) income, net	$(15)	(1.4)%	$1	$—	$(15)	(1.3)%
Strategic investment related loss, net (i)	2	0.2%	—	—	2	0.2%
Loss on Helix contingent value right (j)	5	0.5%	—	—	5	0.4%
Non-GAAP other (expense) income, net	$(8)	(0.7)%	$1	$—	$(8)	(0.7)%
All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not foot or recalculate using the rounded amounts provided. Percentages of revenue are calculated based on the revenue of the respective segment.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in millions)
(unaudited)

TABLE 3 (CONTINUED): ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:

	Three Months Ended
	October 3, 2021
	Core Illumina		GRAIL	Eliminations	Consolidated
GAAP gross profit (b)	$781	70.7%	$(11)	$—	$770	69.5%
Amortization of acquired intangible assets	7	0.6%	12	—	18	1.7%
Non-GAAP gross profit (a)	$788	71.3%	$1	$—	$788	71.2%

GAAP R&D expense	$212	19.1%	$224	$—	$436	39.4%
Acquisition-related expenses (f)	—	—	(196)	—	(196)	(17.7)%
Non-GAAP R&D expense	$212	19.1%	$28	$—	$240	21.7%

GAAP SG&A expense	$365	33.0%	$514	$—	$879	79.3%
Acquisition-related expenses (f)	(106)	(9.6)%	(492)	—	(598)	(54.0)%
Contingent consideration liabilities (e)	7	0.7%			7	0.7%
Non-GAAP SG&A expense	$266	24.1%	$22	$—	$288	26.0%

GAAP operating profit (loss)	$205	18.5%	$(750)	$—	$(545)	(49.2)%
Cost of revenue	6	0.6%	12	—	18	1.7%
R&D costs	—	—	196	—	196	17.7%
SG&A costs	99	8.9%	492	—	591	53.3%
Non-GAAP operating profit (loss) (a)	$310	28.0%	$(50)	$—	$260	23.5%

GAAP other income, net	$965	87.3%	$—	$—	$965	87.1%
Acquisition-related gain (f)	(900)	(81.4)%			(900)	(81.2)%
Strategic investment related gain, net (i)	(66)	(6.0)%	—	—	(66)	(6.0)%
Gain on Helix contingent value right (j)	(12)	(1.1)%	—	—	(12)	(1.1)%
Non-cash interest expense (k)	7	0.7%	—	—	7	0.7%
Non-GAAP other expense, net	$(6)	(0.5)%	$—	$—	$(6)	(0.5)%
All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not foot or recalculate using the rounded amounts provided. Percentages of revenue are calculated based on the revenue of the respective segment.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in millions)
(unaudited)

TABLE 3 (CONTINUED): ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:

	Nine Months Ended
	October 2, 2022
	Core Illumina		GRAIL	Eliminations	Consolidated
GAAP gross profit (loss) (b)	$2,405	69.0%	$(91)	$(14)	$2,300	65.7%
Amortization of acquired intangible assets	24	0.7%	101	—	124	3.5%
Non-GAAP gross profit (a)	$2,429	69.7%	$10	$(14)	$2,424	69.2%

GAAP R&D expense	$740	21.2%	$245	$(10)	$975	27.8%
Acquisition-related expenses (f)	(1)	—	—	—	(1)	—
Non-GAAP R&D expense	$739	21.2%	$245	$(10)	$974	27.8%

GAAP SG&A expense	$656	18.8%	$210	$(1)	$865	24.7%
Amortization of acquired intangible assets	(1)	—	(3)	—	(4)	(0.1)%
Contingent consideration liabilities (e)	230	6.6%	—	—	230	6.6%
Acquisition-related expenses (f)	(86)	(2.5)%	(9)	—	(96)	(2.8)%
Non-GAAP SG&A expense	$799	22.9%	$198	$(1)	$995	28.4%

GAAP legal contingency and settlement	$598	17.1%	$—	$—	$598	17.1%
Legal contingency and settlement (d)	(598)	(17.1)%	—	—	(598)	(17.1)%
Non-GAAP legal contingency and settlement	$—	—	$—	$—	$—	—

GAAP goodwill impairment	$—	—	$3,914	$—	$3,914	111.8%
Goodwill impairment (o)	—	—	(3,914)	—	(3,914)	(111.8)%
Non-GAAP goodwill impairment	$—	—	$—	$—	$—	—

GAAP operating profit (loss)	$411	11.8%	$(4,460)	$(3)	$(4,052)	(115.7)%
Cost of revenue	24	0.7%	101	—	124	3.5%
R&D costs	1	—	—	—	1	—
SG&A costs	(143)	(4.0)%	12	—	(129)	(3.7)%
Legal contingency and settlement	598	17.1%	—	—	598	17.1%
Goodwill impairment	—	—	3,914	—	3,914	111.8%
Non-GAAP operating profit (loss) (a)	$891	25.6%	$(433)	$(3)	$456	13.0%

GAAP other (expense) income, net	$(117)	(3.4)%	$1	$—	$(116)	(3.3)%
Strategic investment related loss, net (i)	75	2.2%	—	—	75	2.2%
Loss on Helix contingent value right (j)	8	0.2%	—	—	8	0.2%
Non-GAAP other (expense) income, net	$(34)	(1.0)%	$1	$—	$(33)	(0.9)%
All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not foot or recalculate using the rounded amounts provided. Percentages of revenue are calculated based on the revenue of the respective segment.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in millions)
(unaudited)

TABLE 3 (CONTINUED): ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:

	Nine Months Ended
	October 3, 2021
	Core Illumina		GRAIL	Eliminations	Consolidated
GAAP gross profit (loss) (b)	$2,348	70.6%	$(11)	$—	$2,337	70.2%
Amortization of acquired intangible assets	19	0.6%	12	—	31	1.0%
Expenses related to COVID-19 (c)	1	—	—	—	1	—
Non-GAAP gross profit (a)	$2,368	71.2%	$1	$—	$2,369	71.2%

GAAP R&D expense	$611	18.4%	$224	$—	$835	25.1%
Acquisition-related expenses (f)	—	—	(196)	—	(196)	(5.9)%
Non-GAAP R&D expense	$611	18.4%	$28	$—	$639	19.2%

GAAP SG&A expense	$1,152	34.6%	$514	$—	$1,666	50.1%
Amortization of acquired intangible assets	(1)	—	—	—	(1)	—
Contingent consideration liabilities (e)	7	0.2%	—	—	7	0.2%
Acquisition-related expenses (f)	(400)	(12.0)%	(492)	—	(892)	(26.8)%
Expenses related to COVID-19 (c)	(2)	(0.1)%	—	—	(2)	(0.1)%
Income related to COVID-19 (g)	1	—	—	—	1	—
Gain on litigation (h)	2	0.1%	—	—	2	0.1%
Non-GAAP SG&A expense	$759	22.8%	$22	$—	$781	23.5%

GAAP operating profit (loss)	$586	17.6%	$(750)	$—	$(164)	(5.0)%
Cost of revenue	20	0.6%	12	—	32	1.0%
R&D costs	—	—	196	—	196	5.9%
SG&A costs	393	11.8%	492	—	885	26.6%
Non-GAAP operating profit (loss) (a)	$999	30.0%	$(50)	$—	$949	28.5%

GAAP other income, net	$962	28.9%	$—	$—	$962	28.9%
Acquisition-related gain (f)	(900)	(27.1)%	—	—	(900)	(27.1)%
Strategic investment related gain, net (i)	(52)	(1.6)%	—	—	(52)	(1.6)%
Gain on Helix contingent value right (j)	(30)	(0.9)%	—	—	(30)	(0.9)%
Non-cash interest expense (k)	27	0.9%	—	—	27	0.9%
Gain on derivative assets (l)	(26)	(0.8)%	—	—	(26)	(0.8)%
Bridge facility fees (m)	7	0.3%	—	—	7	0.3%
Loss on extinguishment of debt (n)	1	—	—	—	1	—
Non-GAAP other expense, net	$(11)	(0.3)%	$—	$—	$(11)	(0.3)%
All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not foot or recalculate using the rounded amounts provided. Percentages of revenue are calculated based on the revenue of the respective segment.

(a) Non-GAAP gross profit, included within non-GAAP operating profit (loss), is a key measure of the effectiveness and efficiency of manufacturing processes, product mix and the average selling prices of our products and services. Non-GAAP operating profit (loss) and non-GAAP other expense, net exclude the effects of the pro forma adjustments as detailed above. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing past and future operating performance, including in the non-GAAP measures related to our Core Illumina and GRAIL segments.
(b) Reconciling amounts are recorded in cost of revenue.
(c) Amount consists of direct and incremental expenses incurred due to the COVID-19 pandemic, primarily expenses related to employee testing and incremental cleaning in 2021. Such expenses were not excluded in 2022.
(d) Amounts in YTD 2022 consist of litigation contingency and settlement expense of $145 million related to the settlement of our litigation with BGI, which includes a gain of $11 million recorded in Q3 2022 as a result of releasing $6 million of previously recorded litigation accrual and $5 million of a gain contingency recognized in Q3 2022. In addition, the amount in YTD 2022 consists of an accrual of $453 million, recorded in Q2 2022, for the potential fine that the European Commission may impose on us of up to 10% of our consolidated annual revenues.
(e) Amounts consist primarily of fair value adjustments for our contingent consideration liability related to the GRAIL acquisition.
(f) Amounts consist primarily of legal expenses related to our acquisitions. Amounts for Q3 2021 and YTD 2021 consist primarily of a gain of approximately $900 million related to the fair value adjustment of our previously held interest in GRAIL, approximately $654 million in day one compensation expense related to the GRAIL acquisition, Continuation Payments made to GRAIL totaling $35 million in Q3 2021 and $245 million in YTD 2021, and other acquisition-related expenses.
(g) Amount consists of direct and incremental income due to the COVID-19 pandemic, primarily payroll-related credits earned in the U.S. and Canada in Q1 2021. Such income was not excluded in 2022.
(h) Amount consists of a gain related to a patent litigation settlement.
(i) Amounts consist primarily of mark-to-market adjustments from our strategic investments.
(j) Amounts consist of fair value adjustments related to our Helix contingent value right.
(k) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash. We adopted ASU 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-10), on January 3, 2022, using the modified retrospective method. The adoption eliminated the non-cash interest expense related to the conversion feature of our 2023 Convertible Notes beginning in Q1 2022.
(l) Amount represents gain recorded on our derivative assets related to the terminated acquisition with Pacific Biosciences as a result of Pacific Biosciences repaying to us $52 million in Continuation Advances.
(m) Amount consists of expenses related to the bridge facility commitment, which was terminated in March 2021 in conjunction with our issuance of term notes.
(n) Amount consists of loss on extinguishment of our 2021 Convertible Senior Notes, which matured in June 2021.
(o) Amounts consist of goodwill impairment related to our GRAIL reporting unit in Q3 2022.

Illumina, Inc.
Reconciliation of Consolidated Non-GAAP Financial Guidance
(unaudited)

Our future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect our financial results are stated above in this press release. More information on potential factors that could affect our financial results is included from time to time in the public reports filed with the Securities and Exchange Commission, including Form 10-K for the fiscal year ended January 2, 2022 filed with the SEC on February 18, 2022, Form 10-Q for the fiscal quarter ended April 3, 2022, and Form 10-Q for the fiscal quarter ended July 3, 2022. We assume no obligation to update any forward-looking statements or information.

TABLE 4: RECONCILIATION BETWEEN GAAP AND NON-GAAP DILUTED EARNINGS (LOSS) PER SHARE GUIDANCE:

Fiscal Year 2022
Consolidated GAAP diluted loss per share (b)	$(26.56) - $(26.41)
Amortization of acquired intangible assets	1.12
Goodwill impairment (c)	24.57
Legal contingency and settlement (d)	3.75
Acquisition-related expenses (e)	0.61
Strategic investment related loss, net (f)	0.47
Loss on Helix contingent value right (g)	0.05
Contingent consideration liabilities (h)	(1.44)
GILTI and U.S. foreign tax credits (i)	0.35
Incremental non-GAAP tax expense (j)	(0.60)
Income tax provision (k)	0.03
Consolidated non-GAAP diluted earnings per share (a)(b)	$2.35 - $2.50

(a) Non-GAAP diluted earnings per share exclude the effect of the pro forma adjustments as detailed above. Non-GAAP diluted earnings per share is a key component of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation. Management has excluded the effects of these items in this measure to assist investors in analyzing and assessing our past and future operating performance.
(b) The GAAP and non-GAAP diluted (loss) earnings per share guidance ranges continue to assume that the R&D expense capitalization requirement implemented by the Tax Cuts and Jobs Act of 2017 will be repealed in the fourth quarter of 2022. If the R&D expense capitalization requirement is not repealed in 2022, the company’s tax expense will be negatively impacted.
(c) Amount consists of goodwill impairment recorded in Q3 2022 related to our GRAIL reporting unit.
(d) Amount consists of litigation contingency and settlement expense of $145 million related to the settlement of our litigation with BGI and an accrual of $453 million for the potential fine that the European Commission may impose on us of up to 10% of our consolidated annual revenues.
(e) Amount consists primarily of legal expenses related to our acquisitions.
(f) Amount consists primarily of mark-to-market adjustments from our strategic investments.
(g) Amount consists of fair value adjustments related to our Helix contingent value right.
(h) Amount consists primarily of fair value adjustment for our contingent consideration liability related to the GRAIL acquisition.
(i) Amount represents the impact of GRAIL pre-acquisition net operating losses on GILTI and the utilization of U.S. foreign tax credits.
(j) Incremental non-GAAP tax expense reflects the tax impact related to the non-GAAP adjustments listed.
(k) Amount represents difference between book and tax accounting related to stock-based compensation cost.